                UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 18, 1996



                                   KEYCORP
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Ohio                           0-850                  63-0593897
-----------------------------      ----------------------    -------------------
(State or other jurisdiction       Commission File Number     (I.R.S. Employer
of incorporation or organization)                            Identification No.)



127 Public Square, Cleveland, Ohio                               44114-1306
---------------------------------------                      -------------------
(Address of principal executive offices)                         (Zip Code)



      Registrant's telephone number, including area code:  (216) 689-6300

ITEM 5.  OTHER EVENTS
         ------------

         On Janaury 18, 1996, the Registrant issued a press release announcing its earnings results for the three month period and twelve month period ended December 31, 1995. This press release is attached as
         Exhibit  99 to this report and incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS
         -----------------------------------------------------------------


(C)      Exhibits
         --------

         99. The Registrant's January 18, 1996, press release announcing its earnings results for the three month period and twelve month period ended December 31, 1995.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                           KEYCORP
                                               ---------------------------------
                                                         (Registrant)

Date:  January 19, 1996                         /s/   Lee Irving
                                               ---------------------------------
                                                By:   Lee Irving
                                                      Executive Vice President
                                                      and Chief Accounting
                                                      Officer

                                                     [KEYCORP LOGO APPEARS HERE]

NEWS
                                                                         KEYCORP
                                                               127 Public Square
                                                     Cleveland, Ohio  44114-1306



MEDIA CONTACTS:                         ANALYST CONTACTS:
    John Fuller     (216) 689-8140          Jay S. Gould          (216) 689-4721
    Bill Murschel   (216) 689-0457          Vernon L. Patterson   (216) 689-0520

FOR IMMEDIATE RELEASE

                 KEYCORP REPORTS FOURTH QUARTER 1995 EARNINGS;
                        ANNOUNCES DIVIDEND INCREASE AND
                            STOCK REPURCHASE PROGRAM

-       FOURTH QUARTER EPS OF $0.86 VS. $0.79 A YEAR AGO, UP 9%

-       DIVIDEND INCREASED 5.6 PERCENT, 31ST CONSECUTIVE YEAR

-       NEW SHARE REPURCHASE PROGRAM AUTHORIZATION UP TO 12 MILLION SHARES

         CLEVELAND, January 18, 1996 -- KeyCorp (NYSE: KEY) today reported earnings of $207 million, or $0.86 per common share, for the 1995 fourth quarter. This compares with earnings of $194 million, or $0.79 per common share, for the 1994 fourth quarter. For the full-year 1995, earnings were $825 million, or $3.45 per common share, compared with $853 million, or $3.45 per common share, for the prior year.

         Robert W. Gillespie, KeyCorp president and chief executive officer, said, "While earnings per share in both years were the same at $3.45, the earnings outlook at the end of 1995 is vastly improved compared to a year ago. We were pleased with our overall financial performance in 1995, especially in light of the significant strategic investments that have been made to position KeyCorp as one of the premier bank-based financial services companies in the country. We anticipate significant earnings growth in 1996 and beyond as these strategic investments generate higher returns in our core businesses."

         Gillespie continued, "Reflecting confidence in the company's underlying financial strength and earnings outlook, the Board of Directors declared a 5.6 percent increase in the quarterly common stock dividend. This makes 1996 the 31st consecutive year in which the dividend has increased."


                                   -- more --

KEYCORP EARNINGS
JANUARY 18, 1996
PAGE 2




         "As we continue to focus on maximizing the utilization of capital, assets not meeting our return on equity requirements will remain candidates for securitization and/or sale. This discipline was reflected in the securitization and sale of $820 million of student and auto loans and the sale of $510 million of residential mortgage loans in the 1995 fourth quarter and is anticipated to result in additional loan sales and securitizations in 1996. This philosophy also led us to the sale of our Florida savings bank, a transaction expected to close in the second quarter of 1996," Gillespie said.

         Gillespie concluded, "To give us the flexibility needed to continue our aggressive management of capital, the Board of Directors approved a new share repurchase program. This program, similar to the 1995 action, authorizes the repurchase of up to an additional 12 million shares, representing approximately 5 percent of the common shares outstanding. This is a one-year authorization and the shares will be repurchased from time to time in the open market or through negotiated transactions. Repurchased shares will be placed in treasury and subsequently reissued in connection with the employee stock purchase, 401(k), stock option, and dividend reinvestment plans, as well as for other corporate purposes."

FOURTH QUARTER 1995 EARNINGS REVIEW AND ANALYSIS

         Earnings in the 1995 fourth quarter included a positive pre-tax adjustment of $18 million ($12 million after tax) resulting from better-than-expected performance of student loan securitizations completed in prior periods and a pre-tax write-off of $25 million ($15 million after tax) of obsolete software.

         James W. Wert, KeyCorp senior executive vice president, said, "The results for the fourth quarter of 1995 were consistent with our expectations and represented the third consecutive quarter of improved core earnings.
During the quarter we also executed a number of balance sheet strategies designed to optimize our return on capital. In addition to loan sales and securitizations, KeyCorp completed the repurchase of 4 million shares remaining under the 1995 authorization. This brings the total number of shares repurchased in 1995 to 24 million, with 17 million shares reissued, primarily in connection with acquisitions. Average common shares increased to 236 million shares in the fourth quarter from 228 million shares in the third quarter. This reflected the 9.6 million shares reissued on September 27, 1995, to acquire AutoFinance Group, Inc.."


                                   -- more --

KEYCORP EARNINGS
JANUARY 18, 1996
PAGE 3




         Given the focus on improving portfolio yields, the company continued to dispose of lower spread assets through loan sales, securitizations, and a reduction in securities. Reflecting these actions, the 1995 fourth quarter net interest margin was 4.53 percent, up 3 basis points from the previous quarter and average earning assets declined $815 million. Net interest income in the 1995 fourth quarter totaled $661 million, down $6 million from the 1995 third quarter. Excluding securitizations, loan sales and the impact of acquisitions, average loans increased $846 million, or 7 percent, on an annualized basis.

         During the 1995 fourth quarter, $8.0 billion of securities were reclassified from the held-to-maturity to the available-for-sale portfolio in conjunction with an opportunity provided by the Financial Accounting Standards Board. This reclassification, which had no impact on earnings, provides additional balance sheet flexibility.

         Noninterest income in the 1995 fourth quarter totaled $304 million, up $69 million from the $235 million reported in the 1995 third quarter. The increase was partially attributable to a positive adjustment of $18 million from better-than-expected performance of student loan securitizations completed in prior periods. Of this adjustment, $13 million related to student loan securitization transactions entered into in 1993 and 1994 and $5 million related to a transaction completed earlier in 1995. Excluding this item, noninterest income increased by $51 million, or 22 percent, compared to the third quarter. Loan securitization income in the 1995 fourth quarter was $38 million excluding the $18 million adjustment. Trust and asset management income, service charges on deposit accounts, credit card fees and insurance and brokerage income all posted increases over the 1995 third quarter.

         Noninterest expense in the 1995 fourth quarter totaled $622 million, up $62 million from the $560 million in the 1995 third quarter. The increase reflected a $25 million write-off of obsolete software and the third quarter 1995 retroactive reduction in FDIC insurance assessment, which reduced that quarter's expense by $7 million. Excluding the above items, core noninterest expense was $596 million, up $29 million from the prior quarter. In the fourth quarter core noninterest expense included $20 million of expenses related to strategic initiatives, up from $11 million in the previous quarter.

                                   -- more --

KEYCORP EARNINGS
JANUARY 18, 1996
PAGE 4




         Asset quality trends in the 1995 fourth quarter were consistent with expectations. Nonperforming assets ended the fourth quarter at $379 million, up $11 million from the previous quarter, and represented only 0.79 percent of loans plus other real estate owned and other nonperforming assets at December 31, 1995. Net loan charge-offs in the 1995 fourth quarter were $34 million, or
0.29 percent of average loans. This compares with $28 million, or 0.23 percent of average loans in the previous quarter. The modest increase in net charge-offs was primarily attributable to the acquisition of AutoFinance Group, Inc. and the continued slowdown in the rate of recoveries. For the full-year 1995 net charge-offs were $99 million, or 0.21 percent of average loans, down from $109 million, or 0.26 percent of average loans, in 1994. The provision for loan losses for the 1995 fourth quarter was $34 million, covering the quarter's net loan charge-offs. The allowance for loan losses as a percent of period-end loans remained stable at 1.84 percent. At the end of the fourth quarter, the nonperforming loan coverage ratio was 263 percent, down from 281 percent in the prior quarter.

         At December 31, 1995, KeyCorp's assets totaled $66.3 billion and shareholders' equity totaled $5.2 billion. The Tier 1 Capital ratio was estimated at 7.48 percent and the Total Capital ratio was estimated at 10.73 percent.

                                     # # #

KEYCORP REPORTS FOURTH QUARTER 1995 EARNINGS
JANUARY 18, 1996
PAGE 5

                              FINANCIAL HIGHLIGHTS
                (dollars in millions, except per share amounts)

                                                    Three months ended
                                             --------------------------------
                                             12-31-95     9-30-95    12-31-94
                                             ---------   ---------   --------
SUMMARY OF OPERATIONS
   Net interest income (TE)                  $674.2      $679.7      $680.3
   Provision for loan losses                   34.2        27.5        26.2
   Noninterest income                         304.1       235.0       205.3
   Noninterest expense                        621.9       560.3       555.6
   Net income                                 206.7       209.6       193.8

PER COMMON SHARE
   Net income                                $  .86      $  .90      $  .79
   Cash dividends                               .36         .36         .32
   Book value at period-end                   21.36       20.74       18.88
   Market price at period-end                 36.25       34.25       25.00

AT PERIOD-END
   Full-time equivalent employees            29,563      29,560      29,211
   Full-service banking offices               1,284       1,293       1,272

PERFORMANCE RATIOS
   Return on average total assets              1.23 %      1.25 %      1.19 %
   Return on average common equity            16.31       18.07       16.61
   Return on average total equity             16.11       17.79       16.38
   Efficiency (1)                             63.67       61.27       61.10
   Overhead (2)                               47.36       47.89       48.01
   Net interest margin                         4.53        4.50        4.60

CAPITAL RATIOS AT PERIOD-END
   Equity to assets                            7.77 %      7.48 %      7.03 %
   Tangible equity to tangible assets          6.25        5.98        6.19
   Tier 1 risk-adjusted capital (3)            7.48        7.55        8.48
   Total risk-adjusted capital (3)            10.73       10.84       11.62
   Leverage (3)                                6.22        6.19        6.63

(1) Calculated as noninterest expense divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions).

(2)  Calculated as noninterest expense less noninterest income
     (excluding net securities transactions) divided by taxable-equivalent net interest income.

(3)  12-31-95 ratio is estimated.

TE = Taxable equivalent

KEYCORP REPORTS FOURTH QUARTER 1995 EARNINGS
JANUARY 18, 1996
PAGE 6

                              Financial Highlights
                (dollars in millions, except per share amounts)

                                                    Three months ended
                                             ---------------------------------
                                             12-31-95     9-30-95    12-31-94
                                             ---------   ---------   ---------
ASSET QUALITY
   Net loan charge-offs                        $34.3       $27.6       $20.8
   Net loan charge-offs to average loans         .29 %       .23 %       .19 %
   Allowance for loan losses                  $876.0      $879.2      $830.3
   Allowance for loan losses to
      period-end loans                          1.84 %      1.82 %      1.80 %
   Allowance for loan losses to
      nonperforming loans                     263.15      280.53      324.27
   Nonperforming loans at period-end          $332.9      $313.4      $256.0
   Nonperforming assets at period-end          378.6       367.3       339.8
   Nonperforming loans to period-end loans       .70 %       .65 %       .55 %
   Nonperforming assets to period-end loans plus
      OREO and other nonperforming assets        .79         .76         .73

                                                          Twelve months ended
                                                         ---------------------
                                                         12-31-95    12-31-94
                                                         ---------   ---------
SUMMARY OF OPERATIONS
   Net interest income (TE)                              $2,694.0    $2,752.1
   Provision for loan losses                                100.5       125.2
   Noninterest income                                       933.0       882.6
   Noninterest expense                                    2,311.6     2,167.2
   Income before extraordinary item                         789.2       853.5
   Net income                                               825.0       853.5

PER COMMON SHARE
   Income before extraordinary item                         $3.30       $3.45
   Net income                                                3.45        3.45
   Cash dividends                                            1.44        1.28

PERFORMANCE RATIOS
   Return on average total assets                            1.24 %      1.36 %
   Return on average common equity                          17.35       18.87
   Return on average total equity                           17.10       18.56
   Effeciency (1)                                           63.03       59.39
   Overhead (2)                                             49.66       46.14
   Net interest margin                                       4.47        4.83

ASSET QUALITY
   Net loan charge-offs                                     $99.2      $109.2
   Net loan charge-offs to average loans                      .21 %       .26 %

KEYCORP REPORTS FOURTH QUARTER 1995 EARNINGS
JANUARY 18, 1996
PAGE 7

                          CONSOLIDATED BALANCE SHEETS
                             (dollars in millions)

ASSETS                                       12-31-95     9-30-95    12-31-94
                                             ---------   ---------   ---------
   Loans                                     $47,691.7   $48,409.7   $46,224.7
   Mortgage loans held for sale                  640.5       659.1       355.2
   Investment securities                       1,687.7     9,660.7    10,275.6
   Securities available for sale               8,060.0     1,595.9     2,521.0
   Short-term investments                        682.4       522.0       670.0
                                             ---------   ---------   ---------
      Total earnings assets                   58,762.3    60,847.4    60,046.5
   Allowance for loan losses                    (876.0)     (879.2)     (830.3)
   Cash and due from banks                     3,443.8     3,344.4     3,511.4
   Premises and equipment                      1,029.8     1,023.1       987.2
   Goodwill                                      899.3       907.1       418.5
   Other intangible assets                       171.0       173.5       180.4
   Other assets                                2,908.9     2,550.8     2,487.5
                                             ---------   ---------   ---------
      TOTAL ASSETS                           $66,339.1   $67,967.1   $66,801.2
                                             =========   =========   =========



LIABILITIES
   Deposits in domestic offices:
      Noninterest-bearing                    $ 9,281.0   $ 8,610.4   $ 9,135.7
      Interest-bearing                        36,763.9    37,279.3    36,003.4
   Deposits in foreign offices-interest-
     bearing                                   1,237.0     2,015.3     3,425.1
                                             ---------   ---------   ---------
      Total deposits                          47,281.9    47,905.0    48,564.2
   Federal funds purchased and securities
     sold under repurchase agreements          5,544.1     5,908.3     5,499.1
   Other short-term borrowings                 2,880.3     3,632.5     3,277.6
   Other liabilities                           1,476.7     1,390.0     1,200.1
   Long-term debt                              4,003.6     4,047.9     3,569.8
                                             ---------   ---------   ---------
      TOTAL LIABILITIES                       61,186.6    62,883.7    62,110.8

SHAREHOLDERS' EQUITY
   Preferred stock                               160.0       160.0       160.0
   Common equity                               4,992.5     4,923.4     4,530.4
                                             ---------   ---------   ---------
      TOTAL SHAREHOLDERS' EQUITY               5,152.5     5,083.4     4,690.4


      TOTAL LIABILITIES AND                  ---------   ---------   ---------
        SHAREHOLDERS' EQUITY                 $66,339.1   $67,967.1   $66,801.2
                                             =========   =========   =========

Common Shares outstanding (000)                233,703     237,390     240,362

KEYCORP REPORTS FOURTH QUARTER 1995 EARNINGS
JANUARY 18, 1996
PAGE 8

                       CONSOLIDATED STATEMENTS OF INCOME
                (dollars in millions, except per share amounts)

                                                    Three months ended
                                             ---------------------------------
                                             12-31-95     9-30-95    12-31-94
                                             ---------   ---------   ---------
INTEREST INCOME                              $1,278.0    $1,298.8    $1,191.8

INTEREST EXPENSE                                617.4       632.8       526.5

                                             ---------   ---------   ---------
NET INTEREST INCOME                             660.6       666.0       665.3
Provision for loan losses                        34.2        27.5        26.2
                                             ---------   ---------   ---------

                                                626.4       638.5       639.1

NONINTEREST INCOME
   Service charges on deposit accounts           71.5        70.7        64.6
   Trust and asset management income             62.0        58.2        53.3
   Loan securitization income                    56.2         3.0         --
   Credit card fees                              24.5        22.6        20.1
   Insurance and brokerage income                16.7        16.5        12.3
   Mortgage banking income                        6.9         9.1        21.3
   Net securities gains (losses)                  1.6          .2       (23.7)
   Other expense                                 64.7        54.7        57.4
                                             ---------   ---------   ---------
      Total noninterest income                  304.1       235.0       205.3

NONINTEREST EXPENSE
   Personnel                                    285.6       278.7       267.5
   Net occupancy                                 58.5        53.5        54.3
   Equipment                                     39.5        37.3        39.2
   FDIC insurance assessments                     6.8          .2        24.6
   Amortization of intangibles                   22.3        19.0        18.2
   Professional fees                             24.7        18.0        14.8
   Other expense                                184.5       153.6       137.0
                                             ---------   ---------   ---------
      Total noninterest expense                 621.9       560.3       555.6
                                             ---------   ---------   ---------
INCOME BEFORE INCOME TAXES                      308.6       313.2       288.8
   Income taxes                                 101.9       103.6        95.0
                                             ---------   ---------   ---------
NET INCOME                                   $  206.7    $  209.6    $  193.8
                                             =========   =========   =========

Net income applicable to Common Shares         $202.7      $205.6      $189.8
Net income per Common Share                       .86         .90         .79

Wtd. avg. Common Shares outstanding (000)     235,753     228,187     241,385
Taxable-equivalent adjustment                   $13.6       $13.7       $15.0

KEYCORP REPORTS FOURTH QUARTER 1995 EARNINGS
JANUARY 18, 1996
PAGE 9

                       CONSOLIDATED STATEMENTS OF INCOME
                (dollars in millions, except per share amounts)

                                                          Twelve months ended
                                                         ---------------------
                                                         12-31-95    12-31-94
                                                         ---------   ---------
INTEREST INCOME                                          $5,121.0    $4,490.1

INTEREST EXPENSE                                          2,484.3     1,796.8

                                                         ---------   ---------
NET INTEREST INCOME                                       2,636.7     2,693.3
Provision for loan losses                                   100.5       125.2
                                                         ---------   ---------
                                                          2,536.2     2,568.1


NONINTEREST INCOME
   Service charges on deposit accounts                      278.0       263.2
   Trust and asset management income                        232.4       219.8
   Loan securitization income                                65.6         3.5
   Credit card fees                                          84.4        76.2
   Insurance and brokerage income                            60.5        58.6
   Mortgage banking income                                   41.2        88.0
   Net securities losses                                    (40.6)      (14.7)
   Other income                                             211.5       188.0
                                                         ---------   ---------
      Total noninterest income                              933.0       882.6

NONINTEREST EXPENSE
   Personnel                                              1,114.8     1,059.9
   Net occupancy                                            218.1       216.9
   Equipment                                                155.9       158.0
   FDIC insurance assessments                                58.4        98.7
   Amortization of intangibles                               77.4        58.5
   Professional fees                                         73.1        50.0
   Other expense                                            613.9       525.2
                                                         ---------   ---------
      Total noninterest expense                           2,311.6     2,167.2
                                                         ---------   ---------
INCOME BEFORE INCOME TAXES AND
   EXTRAORDINARY ITEM                                     1,157.6     1,283.5
      Income taxes                                          368.4       430.0
                                                         ---------   ---------
INCOME BEFORE EXTRAORDINARY ITEM                            789.2       853.5
   Extraordinary net gain from the
     sales of subsidiaries, net of
     income taxes of $25.3                                   35.8         --
                                                         ---------   ---------
NET INCOME                                               $  825.0    $  853.5
                                                         =========   =========

Net income applicable to Common Shares                     $809.0      $837.5
Per Common Share
   Income before extraordinary item                          3.30        3.45
   Net income                                                3.45        3.45

Wtd. avg. Common Shares outstanding (000)                 234,787     243,067
Taxable-equivalent adjustment                               $57.3       $58.8

KEYCORP REPORTS FOURTH QUARTER 1995 EARNINGS
JANUARY 18, 1996
PAGE 10

                 CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                 (in millions)

                                                    Three months ended
                                             ---------------------------------
                                             12-31-95     9-30-95    12-31-94
                                             ---------   ---------   ---------
ASSETS
   Loans                                     $47,640.1   $48,195.7   $44,970.1
   Mortgage loans held for sale                  398.2       168.1       412.3
   Investment securities                       7,010.6     9,807.2    10,390.1
   Securities available for sale               3,889.8     1,457.2     2,844.0
   Short-term investments                        540.1       665.9       191.9
                                             ---------   ---------   ---------
      Total earning assets                    59,478.8    60,294.1    58,808.4
   Allowance for loan losses                    (878.8)     (870.4)     (827.1)
   Other assets                                7,942.7     7,191.9     6,632.0
                                             ---------   ---------   ---------
      TOTAL ASSETS                           $66,542.7   $66,615.6   $64,613.3
                                             =========   =========   =========


LIABILITIES
   Deposits in domestic offices:
      Noninterest-bearing                    $ 8,391.6   $ 8,156.8   $ 8,238.9
      Interest-bearing                        37,232.8    37,416.5    35,904.1
   Deposits in foreign offices-interest-
     bearing                                   1,048.1     1,867.1     2,972.2
                                             ---------   ---------   ---------
      Total deposits                          46,672.5    47,440.4    47,115.2
   Federal funds purchased and securities
     sold under repurchase agreements          6,269.6     5,672.0     5,857.9
   Other short-term borrowings                 3,089.0     3,374.7     2,850.6
   Other liabilities                           1,378.8     1,406.8     1,095.2
   Long-term debt                              4,041.7     4,046.3     3,001.6
                                             ---------   ---------   ---------
      TOTAL LIABILITIES                       61,451.6    61,940.2    59,920.5

SHAREHOLDERS' EQUITY
   Preferred stock                               160.0       160.0       160.0
   Common stock                                4,931.1     4,515.4     4,532.8
                                             ---------   ---------   ---------
      TOTAL SHAREHOLDERS' EQUITY               5,091.1     4,675.4     4,692.8

      TOTAL LIABILITIES AND                  ---------   ---------   ---------
        SHAREHOLDERS' EQUITY                 $66,542.7   $66,615.6   $64,613.3
                                             =========   =========   =========

KEYCORP REPORTS FOURTH QUARTER 1995 EARNINGS
JANUARY 18, 1996
PAGE 11

                CONSOLIDATED YEAR-TO-DATE AVERAGE BALANCE SHEETS
                                 (in millions)

                                                          Twelve months ended
                                                         ---------------------
                                                         12-31-95    12-31-94
                                                         ---------   ---------
ASSETS
   Loans                                                 $47,760.6   $42,745.5
   Mortgage loans held for sale                              251.1       717.6
   Investment securities                                   9,289.4     9,243.2
   Securities available for sale                           2,102.9     4,066.1
   Short-term investments                                    799.0       143.8
                                                         ---------   ---------
      Total earning assets                                60,203.0    56,916.2
   Allowance for loan losses                                (868.0)     (821.2)
   Other assets                                            7,307.0     6,466.2
                                                         ---------   ---------
      TOTAL ASSETS                                       $66,642.0   $62,561.2
                                                         =========   =========


LIABILITIES
   Deposits in domestic offices:
      Noninterest-bearing                                $ 8,129.2   $ 8,046.2
      Interest-bearing                                    37,254.3    35,783.3
   Deposits in foreign offices-interest-
     bearing                                               2,182.1     3,014.7
                                                         ---------   ---------
      Total deposits                                      47,565.6    46,844.2
   Federal funds purchased and securities
     sold under repurchase agreements                      5,622.5     5,850.4
   Other short-term borrowings                             3,361.7     1,929.6
   Other liabilities                                       1,373.1     1,103.9
   Long-term debt                                          3,895.5     2,233.9
                                                         ---------   ---------
      TOTAL LIABILITIES                                   61,818.4    57,962.0

SHAREHOLDERS' EQUITY
   Preferred stock                                           160.0       160.0
   Common stock                                            4,663.6     4,439.2
                                                         ---------   ---------
      TOTAL SHAREHOLDERS' EQUITY                           4,823.6     4,599.2

      TOTAL LIABILITIES AND                              ---------   ---------
        SHAREHOLDERS' EQUITY                             $66,642.0   $62,561.2
                                                         =========   =========